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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statements (No. 333-17743) and (No. 333-18937) of TMP Worldwide Inc. of our report dated March 10, 1997, relating to the consolidated financial statements of TMP Worldwide Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

New York, New York

March 27, 1997